Exhibit 17(c).

745 Seventh Avenue New York, NY 10019 United States

November 13, 2019

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated July 28, 2019, to the Special Committee of the Board of Directors of Medley Management Inc. (the “Company”), as an Appendix to the amended joint proxy statement/prospectus that forms a part of the Registration Statement on Form N-14 of the Company, as filed by the Company on November 13, 2019 (the “Registration Statement”), relating to the proposed business combination transaction between the Company, Sierra Income Corporation and Medley Capital Corporation and (ii) the references in the Registration Statement to such opinion and our firm in the Registration Statement under the headings “SUMMARY – Reasons for the Mergers – Phase 2 Approvals, “SUMMARY – The MDLY Special Committee Received an Opinion from its Financial Advisor in connection with the MDLY Merger”, SPECIAL FACTORS – Phase 1 – Background of the Mergers; MDLY – Process Undertaken During Phase 1”, “SPECIAL FACTORS – Phase 1 Reasons for the Mergers; MDLY’s Reasons for the MDLY Merger – Phase 1 Approval”, SPECIAL FACTORS – Phase 2 – Background of the Mergers - MDLY – Process Undertaken During Phase 2“, “SPECIAL FACTORS – Phase 2 Reasons for the Mergers; MDLY’s Reasons for the MDLY Merger – Phase 2 Approval” “SPECIAL FACTORS – Opinion of the Financial Advisor to the MDLY Special Committee”, “SPECIAL FACTORS – Unaudited Prospective Financial Information”.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,
BARCLAYS CAPITAL INC.

By:	/s/ Alan Ginsberg
Name:	Alan Ginsberg
Title:	Managing Director

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